SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 25, 2003

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

                  1-12351                            41-1849591
         (Commission file number)           (IRS employer identification no.)

            10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534
                    (Address of principal executive offices)

                                 (952) 525-5020
                         (Registrant's telephone number)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On September 25, 2003, Metris Companies Inc. issued a press release announcing a workforce reduction. Attached hereto as Exhibit 99.1 is a copy of that press release.

         On September 26, 2003, Metris Companies Inc. issued a press release announcing that it has reached an agreement to sell the federally insured deposits at Direct Merchants Credit Card Bank, its wholly owned subsidiary. All of the bank's brokered and retail jumbo certificates of deposit ("CDs"), totaling approximately $550 million, will be sold as part of the pending transaction. Attached hereto as Exhibit 99.2 is a copy of that press release.



Item 7(c).  Exhibits.

The following Exhibits are filed as part of this Report.

99.1 Press release of Metris Companies Inc., dated September 25, 2003, announcing a workforce reduction.

99.2 Press release of Metris Companies Inc., dated September 26, 2003, announcing an agreement to sell the federally insured deposits at Direct Merchants Credit Card Bank, its wholly owned subsidiary.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            METRIS COMPANIES INC.


                                            By:/s/David D. Wesselink
                                                  David D. Wesselink
                                                  Chairman and CEO
Dated:  September 30, 2003


                                  EXHIBIT INDEX

Exhibit No.  Description
99.1 Press release of Metris Companies Inc., dated September 25, 2003, announcing a workforce reduction.

99.2 Press release of Metris companies Inc., dated September 26, 2003, announcing an agreement to sell the federally insured deposits at Direct Merchants Credit Card Bank, its wholly owned subsidiary.